UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2022

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 4, 2023, the Company entered into definitive securities purchase agreements (the “Purchase Agreements”) with accredited investors for their purchase of (i) unsecured convertible notes of the Company in the aggregate original principal amount of $275,000 (the “Notes”) and (ii) 5-year warrants (the “Warrants”) to purchase 275,000 shares of the Company’s common stock at an exercise price of $1.00 (subject to adjustments) (the “Private Placement”). The Company did not use any placement agent in the Private Placement. The proceeds are expected to be used for working capital and general corporate purposes. The terms of the Private Placement are more fully set forth in the form of Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference. The Warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.5 and incorporated by reference herein.

Interest on the Notes accrues at a rate of ten percent (10%) per annum and is payable at the holder’s option either in cash or in shares of the Company’s common stock at the conversion price in the Note on December 31, 2023 (the “Maturity Date”), unless converted earlier.

All amounts due under the Notes are convertible at any time after the issuance date, in whole or in part (subject to rounding for fractional shares), at the option of the holders into the Company’s common stock at a fixed conversion price, which is subject to adjustment as summarized below. The Notes are initially convertible into the Company’s common stock at an initial fixed conversion price of $0.50 per share. This conversion price is subject to adjustment for stock splits, combinations or similar events and anti-dilution provisions, among other adjustments.

Upon any issuance by the Company of any of its equity securities, including Common Stock, for cash consideration, indebtedness or a combination thereof after the date hereof (a “Subsequent Equity Financing”), each holder shall have the option to convert the outstanding principal and accrued but unpaid interest of its Note into the number of fully paid and non-assessable shares of securities issued in the Subsequent Equity Financing (“Conversion Securities”) equal to the product of unpaid principal, together with the balance of unpaid and accrued interest and other amounts payable hereunder, divided by the price per share paid by the investors in the Subsequent Equity Financing multiplied by 80%.

A Note may not be converted and shares of common stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding ordinary shares.

The Company may prepay the Notes at any time in whole or in part by paying a s sum of money equal to 100% of the principal amount to be redeemed, together with accrued and unpaid interest.

The Notes contain customary triggering events including but not limited to: (i) failure to make payments when due under the Notes; and (ii) bankruptcy or insolvency of the Company. If a triggering event occurs, each holder may require the Company to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash.

The Notes are subject to the terms and conditions of the Form of Note attached hereto as Exhibit 4.4 and incorporated herein by reference.

The Company entered into a Registration Rights Agreement with the holders of the Notes as of the date of Closing (the “Registration Rights Agreement”). Pursuant to the terms of Registration Rights Agreement, if the Company determines to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans on Form S-8 (or any successor form) or (ii) a registration relating solely to a Commission Rule 145 transaction on Form S-4 (or any successor form), the Company will include in such registration, and in any underwriting involved therein, the shares underlying the Notes and Warrants delivered pursuant to the Purchase Agreements, subject to any reductions required due to the Securities and Exchange Commission’s interpretation of Rule 415 of the Securities Act of 1933. The Registration Rights Agreement is subject to the terms and conditions of the Registration Rights Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

1.	On December 29, 2022, INVO Bioscience, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with JAG Multi Investments LLC (“JAG”), a related party to Andrea Goren, our CFO, who is a beneficiary of JAG but does not have any control over JAG’s investment decisions with respect to the Company. In the Agreement, the Company and JAG agreed that (1) JAG would loan the Company $100,000 under a demand promissory note (the “Note”), (2) the date on which JAG can demand payment of principal, fees and any interest under those certain demand promissory previously issued to JAG by the Company for a total of $400,000, of which JAG may demand payment of $350,000 as of the date hereof, be extended to March 31, 2023, and (3) the Company would issue JAG a warrant to purchase 350,000 shares of Company common stock (the “Warrant”).

If paid prior to January 31, 2023, the Note is interest free until January 31, 2023. For any amount that remains outstanding past January 31, 2023, 10% annual interest would accrue from the date of issuance. At maturity, the Company agreed to pay outstanding principal, a 10% financing fee and accrued interest, if any. The Note is callable with 10 days prior written notice, which may be delivered to the Company starting on March 31, 2023.

The Warrant may be exercised for a period of five (5) years from issuance at a price of $0.50 per share.

The foregoing summary of the demand promissory notes does not purport to be complete and is qualified in its entirety by reference to the full text of such demand notes, copies of which are filed as Exhibits 4.1-4.3 hereto and incorporated herein by reference.

2.	The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The issuance was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Letter Agreement between INVO Bioscience, Inc. and JAG Multi Investments LLC.
4.2	Demand Promissory Note dated December 29, 2022 issued by INVO Bioscience, Inc. in favor of JAG Multi Investments LLC in the amount of $100,000.
4.3	Warrant dated December 29, 2022 issued by INVO Bioscience, Inc. in favor of JAG Multi Investments LLC.
4.4	Form of Convertible Promissory Note
4.5	Form of Warrant
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2023	INVO BIOSCIENCE, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer

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